Exhibit 99.1

PRESS RELEASE

NEI / 25 Dan Road Canton, MA / 02021-2817 / telephone: 781 332 1000 / fax: 781 770 2000 www.nei.com

NEI ANNOUNCES FINANCIAL RESULTS FOR THE FIRST FISCAL QUARTER 2009

Company Reports 10th Consecutive Quarter of Non-GAAP Profitability and Generates $3.2M in Cash

CANTON, MA, January 29, 2009 — NEI (NASDAQ: NENG), a leading provider of application platforms, appliances and services for storage, security and communications software developers, today reported financial results for its first fiscal quarter ended December 31, 2008.

First Quarter Financial Performance

•                  Net revenues of $37.2 million, within guidance of $35 million to $40 million and a decrease of 31.5 percent compared to $54.3 million in the fiscal first quarter of 2008. The decrease in net revenues for the first quarter of 2009 was primarily due to the impact of the economic slowdown on many of the Company’s customers, more than offsetting revenue from new customers.

•                  Gross profit was 15.1 percent of net revenues, above guidance of 13.0 percent to 14.5 percent and compared to 17.9 percent in the first fiscal quarter of 2008.

•                  Operating expenses were $6.1 million, including $304,000 of stock-based compensation expense and $439,000 of amortization of intangible assets, better than guidance of between $6.7 million to $7.2 million. Operating expenses declined 28.3 percent, compared to $8.6 million in the year-ago quarter, which included $533,000 of stock-based compensation expense and $420,000 of amortization expense.

•                  Net loss on a GAAP basis was $(466,000), or $(0.01) per share, which included $339,000 of stock-based compensation expense and $439,000 of amortization expense. The results were better than guidance of a net loss of $(1.4) million to $(2.0) million. Net loss on a GAAP basis compared to net income on a GAAP basis of $1.2 million, or $0.03 per share, in the first fiscal quarter of 2008.

•                  Non-GAAP net income, which excludes stock-based compensation and amortization expenses, was $312,000, or $0.01 per share, better than guidance of a non-GAAP net loss of $(500,000) to $(1.1) million. Non-GAAP net income compared to $2.2 million, or $0.05 per share, in the first fiscal quarter of 2008.

•                  The Company generated $3.2 million in cash and ended the quarter with approximately $13.2 million in cash and cash equivalents.

Greg Shortell, President and Chief Executive Officer of NEI, commented, “We were successful in our efforts to manage our business despite the challenging economic environment. Our financial results for the quarter were within or better than our guidance, and we added new design wins at a relatively brisk pace to further diversify our revenue base. We are seeing multiple growth opportunities with new and existing customers. Given the need to carefully find the right balance between tight cost control and investing in the business, we are managing our balance sheet prudently and taking actions to build a stronger company focused on long-term profitability. We continue to strengthen our competitive position to grow in this challenging climate.”

NEI had two customers that comprised more than 10 percent of net revenues for the first fiscal quarter.  EMC comprised 33 percent of total revenues during the quarter, compared to 38 percent in the year ago quarter.  Tektronix comprised 14 percent of net revenues during the quarter, compared to 14 percent in the year ago quarter.  For the December 2008 quarter, NEI had six accounts that contributed more than $1 million in net revenues, 12 accounts that contributed between $250,000 and $1 million and 21 accounts that contributed between $100,000 and $250,000. These top 39 accounts made up approximately 84% of the Company’s net revenues. This compares to the September 2008 quarter when 38 accounts made up approximately 83% of net revenues.

NEI added 11 new appliance design wins during the quarter, including four new customers with run-rate businesses, three design wins for run-rate products with existing customers and three design wins for new products with existing customers. These results support NEI’s strategy to engage with customers that have established, revenue generating appliance solutions, which shortens the time-to-revenue.

Mr. Shortell concluded, “Our current and potential customers are increasingly looking to us for appliance-based solutions to deliver their software. Our unique end-to-end capabilities and strong balance sheet continues to enable us to advance our sales discussions with customers and bolster our competitive position in large and growing market segments. Our value proposition, with its emphasis on lifecycle management, is helping us maintain existing accounts and attract new customers. Even in this difficult economic environment, we believe that we can win new business and emerge from this downturn as a stronger company.”

Business Outlook

NEI currently anticipates the following results for its fiscal 2009 second quarter ending March 31, 2009 based on current forecasts from certain partners and historical trends.

•                  Net revenues in the range of $36 million to $41 million.

•                  Gross profit in the range of 13.5 percent to 15.0 percent of net revenues.

•                  Operating expenses between $6.4 million and $6.9 million, including an estimated $293,000 of stock-based compensation expense and an estimated amortization of intangible assets of $439,000.

•                  Net loss on a GAAP basis between $(600,000) and $(1.2) million.

•                  On a non-GAAP basis, management is providing a range from a loss of $(400,000) to a profit of $200,000.

“We are slightly increasing our top-line guidance but providing projections consistent with the economic environment we are facing,” stated Doug Bryant, Chief Financial Officer. “We are guiding up on operating expenses due to the seasonality of certain compensation-related expenses as well as the timing of certain engineering and IT projects.  However, we continue to control expenses very carefully without impacting our product quality, customer service or our ability to win new business.”

Conference Call Details

In conjunction with this announcement, NEI management will conduct a conference call at 10 a.m. (ET) today, January 29, to discuss the Company’s operating performance and financial outlook. The conference call will be available live via the Internet by accessing the NEI web site at www.nei.com. Please go to the web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial (800) 762-8908 or (480) 629-9572.  For those who cannot access the live broadcast, a replay will be available by dialing (800) 406-7325 or (303) 590-3030 and entering “3963352” from three hours after the end of the call until 12 p.m. (ET) on February 5, 2009. The replay will also be available at the NEI web site.

Important Information about Non-GAAP References

References by NEI (the “Company”) to non-GAAP net income or loss and non-GAAP per share information refer to net income or loss or per share information excluding stock-based compensation expense, amortization of intangible assets, goodwill impairment and restructuring charges. GAAP requires that these expenses and charges be included in determining net income or loss and per share information. The Company’s management uses non-GAAP operating expenses, and associated non-GAAP net income or loss (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of its operating results for a number of reasons.

First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company’s functional organizations since they are episodic in nature and unrelated to its core operating metrics. In addition, the Company’s management excludes the financial statement effect of these items in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income or loss should be construed neither as an alternative to GAAP net income or loss or per share information as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with the Company’s reported GAAP results.

About NEI

NEI is a leading provider of application platforms, appliances and services for software developers, OEMs and service providers worldwide. NEI enables customers to more effectively deploy, manage and support application platforms and appliances using its comprehensive capabilities, including solution design, integration control, global logistics, “smart services”, technical support and maintenance. Founded in 1997, NEI is headquartered in Canton, Massachusetts and trades on the NASDAQ exchange under the symbol NENG. For more information about NEI’s products and services, visit www.nei.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding the Company’s future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, amortization of intangible assets, net income (loss), and any other statements about the Company’s management’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company’s most recent Annual Report on Form 10-K for the year ended September 30, 2008 under the section “Risk Factors” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. The Company assumes no obligations to update the information included in this press release.

###

NEI

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31, 2008	December 31, 2007

Net revenues	$37,235	$54,340
Cost of revenues	31,627	44,600

Gross profit	5,608	9,740

Operating expenses:
Research and development	1,442	2,370
Selling and marketing	2,177	3,117
General and administrative	2,075	2,645
Amortization of intangible asset	439	420

Total operating expenses	6,133	8,552

(Loss) income from operations	(525)	1,188
Interest and other income, net	59	124

(Loss) income before income taxes	$(466)	$1,312
Provision for income taxes	—	71

Net (loss) income	$(466)	$1,241

Net (loss) income per share - basic and diluted	$(0.01)	$0.03

Shares used in computing basic net (loss) income per share	43,137	43,656
Shares used in computing diluted net (loss) income per share	43,137	44,021

The amounts in the table above include employee stock-based compensation as follows (in thousands):

	Three Months Ended
	December 31, 2008	December 31, 2007

Cost of revenues	$35	$54
Research and development	84	250
Selling and marketing	61	95
General and administrative	159	188

	$339	$587

NEI

Non-GAAP Financial Measures and Reconciliations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31, 2008	December 31, 2007

GAAP net (loss) income	$(466)	$1,241
Amortization of intangible asset	439	420
Stock-based compensation	339	587

Non-GAAP net income	$312	$2,248

GAAP basic and diluted net (loss) income per share	$(0.01)	$0.03
Amortization of intangible asset	0.01	0.01
Stock-based compensation	0.01	0.01

Non-GAAP basic and diluted net income per share	$0.01	$0.05

Shares used in computing GAAP and non-GAAP basic net (loss) income per share	43,137	43,656

Shares used in computing GAAP diluted net (loss) income per share	43,137	44,021

Shares used in computing non-GAAP diluted net income per share	43,154	44,021

NEI

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2008	September 30, 2008
ASSETS

Current assets:

Cash and cash equivalents	$13,160	$10,003
Restricted cash	47	47
Accounts receivable, net	24,481	26,403
Income tax receivable	729	2,585
Inventories	18,047	21,380
Prepaid expenses and other current assets	2,768	2,009

Total current assets	59,232	62,427

Property and equipment, net	1,495	1,549
Intangible asset	9,445	9,884
Contingently returnable acquisition consideration	4,022	4,022
Other assets	193	183

Total assets	$74,387	$78,065

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$8,252	$11,745
Accrued liabilities	4,182	4,549
Deferred revenue	5,220	5,173

Total current liabilities	17,654	21,467

Deferred revenue	2,586	2,246

Total liabilities	20,240	23,713

Stockholders’ equity:
Common stock	470	468
Treasury stock	(3,938)	(3,772)
Additional paid-in capital	195,653	195,228
Accumulated deficit	(138,038)	(137,572)

Total stockholders’ equity	54,147	54,352

Total liabilities and stockholders’ equity	$74,387	$78,065

NEI

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2008	December 31, 2007

Cash flows from operating activities:
Net (loss) income	$(466)	$1,241
Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities:
Depreciation and amortization	672	773
Stock-based compensation	339	587
Other adjustments	25	89
Changes in operating assets and liabilities, net of effects of acquisition	2,850	(5,433)

Net cash provided by (used in) operating activities	3,420	(2,743)

Net cash used in investing activities	(178)	(33,555)
Net cash (used in) provided by financing activities	(85)	110
Effect of exchange rate differences on cash	—	(29)

Net increase (decrease) in cash and cash equivalents	3,157	(36,217)
Cash and cash equivalents, beginning of period	10,003	44,403
Cash and cash equivalents, end of period	$13,160	$8,186